Exhibit 1.2

Your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery.

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

TO DEPOSIT COMMON SHARES

OF

BELL ALIANT INC.

Pursuant to the Offer dated August 14, 2014 made by

BCE INC.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (EASTERN TIME) ON SEPTEMBER 19, 2014, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN BY THE OFFEROR.

USE THIS NOTICE OF GUARANTEED DELIVERY IF:

1.	YOU WISH TO ACCEPT THE OFFER BUT YOUR SHARE CERTIFICATES ARE NOT IMMEDIATELY AVAILABLE,

2.	YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER ON A TIMELY BASIS, OR

3.	YOUR SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery must be used to accept the offer (the “Offer”) set forth in the Offer and Circular (as defined below) dated August 14, 2014 made by BCE Inc. (the “Offeror”) for share certificates representing common shares (the “Common Shares”) in the capital of Bell Aliant Inc. (the “Company”) only if certificates representing the Common Shares to be deposited are not immediately available or if the holder of Common Shares (each, a “Common Shareholder”) is not able to deliver the certificates and all other required documents to CST Trust Company (the “Depositary”) at or prior to the Expiry Time, being 5:00 p.m. (Eastern Time) on September 19, 2014, unless the Offer is extended or withdrawn by the Offeror. This Notice of Guaranteed Delivery may be delivered by hand, by courier, by mail or transmitted by facsimile to the Depositary at the offices specified on the back cover page of this Notice of Guaranteed Delivery, as the case may be.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer and accompanying Circular dated August 14, 2014 (together, the “Offer and Circular”) shall have the meanings given to them in the Offer and Circular.

This Notice of Guaranteed Delivery is for use by registered holders of certificates for Common Shares and registered holders (“Predecessor Entity Holders”) of certificates for units of Bell Aliant Regional Communications Income Fund (the “Fund”), and for shares of Aliant Inc. (“Aliant”), Bruncor Inc. (“Bruncor”), Island Telecom Inc. (“Island Tel”), Maritime Telegraph and Telephone Company, Limited (“MT&T”) and NewTel Enterprises Limited (“NewTel”) of the classes listed in the table below (collectively, the “Predecessor Entity Securities”, which Predecessor Entity Securities shall be deemed to represent Common Shares for purposes of this Notice of Guaranteed Delivery, equal to the rate of exchange identified in the table below) in connection with the Offer.

Pursuant to a plan of arrangement that was completed on July 7, 2006 that resulted in the formation of Bell Aliant Regional Communications Income Fund and a subsequent plan of arrangement completed on January 1, 2011 that resulted in the formation of the Company, Predecessor Entity Holders received Common Shares based on rates of exchange in the following table:

Predecessor Entity Name	Rate of Exchange to Common Shares
Fund	1.000 Common Shares for 1.000 Fund unit
Aliant	1.000 Common Shares for 1.000 Aliant common share
Bruncor	1.011 Common Shares for 1.000 Bruncor common share
Island Tel	1.000 Common Shares for 1.000 Island Tel common share
MT&T (common shares)	1.667 Common Shares for 1.000 MT&T common share
MT&T (7% preferred shares)	0.605 Common Shares for 1.000 MT&T 7% preferred share
NewTel	1.567 Common Shares for 1.000 NewTel common share

Except where the context otherwise requires, any reference in this Notice of Guaranteed Delivery to certificates representing Common Shares shall be deemed to include certificates representing Predecessor Entity Securities and any reference to Common Shareholders shall be deemed to include Predecessor Entity Holders.

As set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”, if a Common Shareholder wishes to accept the Offer and either (a) the certificate(s) representing such Common Shareholder’s Common Shares are not immediately available, or (b) such Common Shareholder cannot deliver the certificate(s) and Letter of Transmittal and Election Form to the Depositary by the Expiry Time, those Common Shares may nevertheless be tendered to the Offer provided that all of the following conditions are met:

(a)

such tender is made only at the Toronto, Ontario office of the Depositary specified on the back cover page of this Notice of Guaranteed Delivery by or through an Eligible Institution (or to the extent provided in paragraph (c) below, hand delivered to the Halifax, Nova Scotia office of the Depositary specified on the back cover page of this Notice of Guaranteed Delivery);

(b)

this Notice of Guaranteed Delivery (or a manually signed facsimile hereof), properly completed and duly executed, including a guarantee to deliver by an Eligible Institution in the form specified below, is received by the Depositary at its Toronto, Ontario office specified on the back cover page of this Notice of Guaranteed Delivery (or is hand delivered to the Halifax, Nova Scotia office of the Depositary specified on the back cover page of this Notice of Guaranteed Delivery), at or prior to the Expiry Time; and

(c)

the certificate(s) representing the Deposited Common Shares, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and Election Form (or a manually signed facsimile thereof), in the form accompanying the Offer and Circular, relating to such Common Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal and Election Form, and all other documents required by the Letter of Transmittal and Election Form, are received by the Depositary at its Toronto, Ontario office specified on the back cover page of this Notice of Guaranteed Delivery (or are hand delivered to the Halifax, Nova Scotia office of the Depositary specified on the back cover page of this Notice of Guaranteed Delivery) at or prior to 5:00 p.m. (Eastern time) on the third trading day on the TSX after the Expiry Date.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually participating organizations in a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

The undersigned understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or by the Depositary to persons depositing Common Shares on the consideration for the Common Shares purchased by the Offeror, regardless of any delay in making payment for those shares.

Each authority herein conferred or agreed to be conferred is irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

TO:	BCE INC.

AND TO:	CST TRUST COMPANY, AS DEPOSITARY

DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL AND ELECTION FORM.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO ANY OFFICE OTHER THAN THE OFFICES OF THE DEPOSITARY SPECIFIED ON THE BACK COVER PAGE OF THIS NOTICE OF GUARANTEED DELIVERY OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN THE NUMBER SET FORTH ON THE BACK COVER PAGE OF THIS NOTICE OF GUARANTEED DELIVERY DOES NOT CONSTITUTE DELIVERY FOR PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL AND ELECTION FORM. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL AND ELECTION FORM IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL AND ELECTION FORM.

The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer and in the related Letter of Transmittal and Election Form, receipt of which is hereby acknowledged, Common Shares listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

(Please print or type. If space is insufficient, please attach a list to this Notice of

Guaranteed Delivery in the form below.)

Issuer (Bell Aliant Inc.; the Fund; Aliant; Bruncor; Island Tel; MT&T; and/or NewTel)	Certificate Number(s) (if available)	Name and Address of Registered Holder (please print)	Number of Common Shares Represented by Certificate	Number of Common Shares Deposited*

*

Unless otherwise indicated, the total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited. See Instruction 6 in the Letter of Transmittal and Election Form, “Partial Deposits”.

(Daytime Area Code and Telephone Numbers)	(Signature of Common Shareholder)

(Date)	(Please Print Name of Common Shareholder)

GUARANTEE OF DELIVERY

(Not to be used for signature of guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary at its Toronto, Ontario office specified on the back cover page of this Notice of Guaranteed Delivery (or is hand delivered to the Halifax, Nova Scotia office of the Depositary specified on the back cover page of this Notice of Guaranteed Delivery) of the certificate(s) representing Common Shares deposited hereby, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal and Election Form (or a manually signed facsimile thereof), relating to such Common Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal and Election Form, and all other documents required by such Letter of Transmittal and Election Form, are received by the Depositary at its Toronto, Ontario office specified on the back cover page of this Notice of Guaranteed Delivery (or is hand delivered to the Halifax, Nova Scotia office of the Depositary specified on the back cover page of this Notice of Guaranteed Delivery) by 5:00 p.m. (Eastern time) on or before the third trading day on the TSX after the Expiry Time.

Name of Firm	Authorized Signature

Address of Firm	Name (please print)

Title

Zip Code/Postal Code	Date

Area Code and Telephone Number

Pursuant to the terms of the Offer, Common Shareholders are entitled to elect to receive, either (a) $31.00 in cash (the “Cash Alternative”); (b) 0.6371 of an outstanding Offeror Common Share (the “Share Alternative”); or (c) $7.75 in cash and 0.4778 of an Offeror Common Share (the “Cash and Share Alternative”) for each Common Share deposited. The elections of the Common Shareholders electing the Cash Alternative or the Share Alternative will, in each case, be subject to pro-ration as set forth in the Offer. Common Shareholders electing (or deemed to be electing) the Cash and Share Alternative will not be subject to pro-ration. Assuming that either all Common Shareholders tendered to the Cash Alternative or all Common Shareholders tendered to the Share Alternative, each Common Shareholder would be entitled to receive $7.75 of cash and 0.4778 of an Offeror Common Share for each Common Share tendered, subject to adjustment for fractional shares.

NOTE: If no election is made, there will be a deemed election for the Cash and Share Alternative.

ELECTION FOR COMMON SHAREHOLDERS

OPTION 1 — ELECTION TO RECEIVE THE CASH ALTERNATIVE

☐	Please check this box if you wish to receive $31.00 in cash for each of your Common Shares as consideration for your Common Shares

The undersigned hereby elects to receive the Cash Alternative as consideration for all of his, her or its Common Shares deposited hereunder.

– OR –

OPTION 2 — ELECTION TO RECEIVE THE SHARE ALTERNATIVE

☐	Please check this box if you wish to receive 0.6371 of an Offeror Common Share for each of your Common Shares as consideration for your Common Shares

The undersigned hereby elects to receive the Share Alternative as consideration for all of his, her or its Common Shares deposited hereunder.

– OR –

OPTION 3 — ELECTION TO RECEIVE THE CASH AND SHARE ALTERNATIVE

☐	Please check this box if you wish to receive $7.75 in cash and 0.4778 of an Offeror Common Share for each of your Common Shares as consideration for your Common Shares

The undersigned hereby elects to receive the Cash and Share Alternative as consideration for all of his, hers or its Common Shares deposited hereunder.

The Depositary for the Offer is:

CST Trust Company

By Mail

P. O. Box 1036

Adelaide Street Postal Station

Toronto, Ontario M5C 2K4

Canada

Attention: Corporate Actions

By Registered Mail, by Hand or by Courier

B1 Level

320 Bay Street

Toronto, ON M5H 4A6

Canada

Attention: Corporate Actions

By Hand

1660 Hollis Street

Centennial Building

Suite 406, 4th floor

Halifax, Nova Scotia B3J 1V7

Canada

By Facsimile Transmission

Fax: (514) 985-8853

Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed

Delivery via a facsimile number other than set forth above does not constitute a valid delivery.

Toll Free: 1-866-271-6893

International: 1-416-682-3860

E-mail: inquiries@canstockta.com

The Information Agent for the Offer is:

CST Phoenix Advisors

North American Toll Free Phone:

1-866-822-1244

E-mail: inquiries@phoenixadvisorscst.com

Toll Free Facsimile: 1-888-509-5907

Outside North America, Banks and Brokers Call Collect: 1-201-806-7301

Any questions and requests for assistance or additional copies of the Offer and Circular, as varied from time to time, the Letter of Transmittal and Election Form and this Notice of Guaranteed Delivery may be directed by Common Shareholders to the Depositary at the addresses set out above. You may also contact your broker, investment dealer, bank, trust company or other nominee for assistance concerning the Offer.